Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,357,470)
Unrealized Gain (Loss) on Market Value of Futures	3,416,240
Dividend Income	33
Interest Income	6,364
ETF Transaction Fees	1,750
Total Income (Loss)	$1,066,917

Expenses
General Partner Management Fees	$53,548
Professional Fees	13,314
Brokerage Commissions	11,132
Non-interested Directors' Fees and Expenses	561
Prepaid Insurance Expense	273
Total Expenses	78,828
Expense Waiver	(14,570)
Net Expenses	$64,258
Net Income (Loss)	$1,002,659

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/15	$82,789,316
Additions (250,000 Shares)	4,052,512
Withdrawals (150,000 Shares)	(2,468,522)
Net Income (Loss)	1,002,659

Net Asset Value End of Month	$85,375,965
Net Asset Value Per Share (5,100,000 Shares)	$16.74

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612